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                                                                   Exhibit 10.39

        ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement"), effective as of June 23, 1997 ("Effective Date"), between Poland Communications, Inc. ("PCI"), a New York corporation with offices at c/o Chase Enterprises, One Commercial Plaza, Hartford, Connecticut 06103 and @Entertainment, Inc. ("Entertainment"), a Delaware corporation with offices at c/o Chase Enterprises, One Commercial

Plaza, Hartford, Connecticut 06103.

        WHEREAS, PCI and _________________ ("Employee") are parties to that certain Executive Employment Agreement (the "Employment Agreement") effective as of _________________ ("Option Agreement");

        WHEREAS, effective June 22, 1997, PCI, as part of a reorganization of its corporate structure, became a subsidiary of Entertainment through a contribution of shares from shareholders of PCI;

        WHEREAS, in connection therewith, Entertainment will assume certain duties formerly performed by PCI, including the employment of certain employees of PCI, including Employee;

        WHEREAS, the Option Agreement provides for adjustment/substitution of shares subject to the option in the event of certain reorganizations;

        WHEREAS, Entertainment has adopted the @Entertainment 1997 Stock Option Plan (the "Option Plan");

        NOW THEREFORE, for the consideration of One Dollar

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($1.00), and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows;

1. PCI hereby assigns to Entertainment all of its right, title and interest as employer, (defined as "the Company") in the Employment Agreement and Option Agreement.

2. Entertainment hereby assumes and agrees to perform all the obligations and responsibilities of PCI as the employer under the employment Agreement and Option Agreement and Agrees to be bound by all the provisions of the employment Agreement and Option Agreement. Employee shall become and be considered an employee of Entertainment.

3. Entertainment hereby agrees that Employee's option to purchase common stock of PCI, constitutes, pursuant to the terms of the Option Agreement and this Agreement, an option to purchase _________________ shares of Common Stock of Entertainment at $ _________________ per share. Any incremental rights to exercise the option shall be adjusted accordingly. Such option to purchase common stock of Entertainment is issued in connection with, and is subject to the terms and conditions of, the Option Plan and the Option Agreement; however, in the event of a conflict, the terms of the Option Agreement shall control.

4. Entertainment indemnifies and agrees to hold PCI harmless from and against any and all claims made, suits commenced or judgments entered arising out of or in connection with the Employment Agreement, Option Agreement and its

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   employment of Employee.

5. This Agreement is binding upon PCI, Entertainment and Employee, and their respective heirs, successors, executors, administrators, personal representatives and assigns.




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